UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 3, 2016

FUEL SYSTEMS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32999	20-3960974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Third Avenue, 25th Floor, New York, NY		10017
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (646) 502-7170

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_____________________________________________

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2016, Fuel Systems Solutions, Inc. (the “Company”) announced that, effective February 22, 2016, the Board of Directors (the “Board”) of the Company appointed Andrea Alghisi to serve as Chief Operating Officer of the Company.  Pursuant to the arrangements further described below, Mr. Alghisi will be responsible for oversight of operations of the Company and its subsidiaries, as well as taking a leadership role in implementing the restructuring plan adopted by the Board.

Mr. Alghisi, age 48, formerly served as interim Chief Operating Officer of the Company between April and September 2015 assisting with the Company’s restructuring program through an arrangement with an affiliate of AlixPartners, a financial advisory firm specializing in business performance improvement and corporate restructuring initiatives, where he served as a Managing Director and a core member of the EMEA Automotive & Industrial Goods practice.  Mr. Alghisi has more than 20 years of professional experience primarily dedicated to leading turnaround, performance improvement and growth strategy programs in the automotive and industrial goods industry. Most recently, he served as a consultant with McKinsey & Co. from October 2015 through December 2015.  Prior to that, he worked for 12 years at AlixPartners, supporting investors and management of industrial companies developing and implementing competitive strategies and turnaround programs.  Mr. Alghisi led several transformation and cost reduction programs for large European Automotive OEMs and carried out turnaround activities for several companies in Automotive and Industrial Goods Industries.  Prior to joining AlixPartners in 2003, Mr. Alghisi worked for 10 years both as a manager in Fiat Group and as a consultant at The Boston Consulting Group, where he performed major performance improvement and growth strategy programs for the automotive & industrial goods practice and the consumer & retail practice.   Mr. Alghisi received his degree in mechanical engineering from Politecnico of Torino, Italy.  He received his Master of Business Administration from SDA Bocconi in Milan, Italy.  Mr. Alghisi is an occasional lecturer and contributor to conferences and publications on the subjects of automotive industry and corporate restructuring.

In connection with his Italian citizenship and employment arrangement with the Company, Mr. Alghisi entered into an Employment Contract with the Company’s wholly-owned subsidiary, M.T.M. Srl, dated February 17, 2016 (the “Employment Contract”), providing that Mr. Alghisi’s annual base salary will be €400,000, that he will be eligible to participate in the Company’s Incentive Bonus Plan and the Company’s long term incentive program, and that he will be subject to customary noncompetition restrictions as well as a commitment that Mr. Alghisi’s employment responsibilities will include serving as the Company’s Chief Operating Officer.

The description of the Employment Contract set forth above is not complete and is qualified in its entirety by reference to an English translation of the Employment Contract, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

There are no current arrangements between Mr. Alghisi and any other person pursuant to which he was selected as Chief Operating Officer. There are no family relationships between Mr. Alghisi and any of the Company’s directors or executive officers. There have been no related party transactions between the Company and Mr. Alghisi reportable under Item 404(a) of Regulation S-K.

The Company is filing this Current Report on Form 8-K on the date which it is first making a public announcement of the appointment described herein in accordance with the instruction to paragraph (c) of Item 5.02(c) of Form 8-K.

The press release dated March 3, 2016 issued by the Company announcing the appointment of Mr. Alghisi as Chief Operating Officer is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Contract, dated February 17, 2016, between M.T.M. Srl and Andrea Alghisi (English translation)
99.1	Press Release dated March 3, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL SYSTEMS SOLUTIONS, INC.

Dated: March 3, 2016	By:	/s/ Mariano Costamagna
Mariano Costamagna Chief Executive Officer